Exhibit 10.507

AMENDED AND RESTATED

BUILDING LOAN PROMISSORY NOTE

$10,551,190.00	Oak Brook, Illinois
December 7, 2004

THIS AMENDED AND RESTATED BUILDING LOAN PROMISSORY NOTE (hereinafter referred to as this “Note”) is made by and between INLAND WESTERN CORAM PLAZA, L.L.C., a Delaware limited liability company (hereinafter referred to as “Maker”), and SKY BANK, with offices at The Times Building, Second Floor, 336 Fourth Avenue, Pittsburgh, Pennsylvania 15222 (hereinafter referred to as “Payee”).

RECITALS

WHEREAS, Coram Property Development LLC, a Delaware limited liability company (hereinafter referred to as “Original Maker”) executed and delivered to Payee that certain Building Loan Promissory Note dated as of June 12, 2003, in the original principal amount of $10,551,190.00 (hereinafter referred to as the “Original Note”), and the loan evidenced by the Original Note is hereinafter referred to as the “Original Loan”; and

WHEREAS, Maker, Original Maker and Payee have entered into that certain Assignment, Assumption, Modification and Release Agreement of even date herewith (the “Loan Assignment”), pursuant to which Original Maker assigned to Maker, and Maker assumed, all of Original Maker’s rights, liabilities, duties and obligations under the Original Loan, as modified herein and in the Loan Assignment; and

WHEREAS, Maker and Payee have agreed to amend and restate the Original Note, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Original Note is hereby amended and restated as follows:

BUILDING LOAN PROMISSORY NOTE

$10,551,190.00	Oak Brook, Illinois
December 7, 2004

FOR VALUE RECEIVED, INLAND WESTERN CORAM PLAZA, L.L.C., a Delaware limited liability company (hereinafter referred to as “Maker”), promises to pay to the order of SKY BANK, with offices at The Times Building, Second Floor, 336 Fourth Avenue, Pittsburgh, Pennsylvania 15222 (hereinafter referred to as “Payee”), the principal sum of Ten Million Five Hundred Fifty One Thousand One Hundred Ninety and No/100 Dollars ($10,551,190.00), or so much thereof as shall be advanced, lawful money of the United States of America, together with interest from the date hereof, at the rate and on the terms set forth herein, as follows:

A.            RATE OF INTEREST.  All capitalized terms used in this Section A and not defined herein shall have the meanings set forth in Sections C and D of this Note.  From and including the Date of Closing and through and including the Maturity Date, this Note shall bear interest on the Principal Balance at a rate per annum equal to the LIBOR Rate (as hereinafter defined) plus two and one-quarter percent (2.25%) (hereinafter referred to as the “Interest Rate”), fixed for periods of one (1) month or three (3) months (hereinafter referred to as the “LIBOR Rate Periods”), as selected by Maker.  Interest at the Interest Rate shall accrue on the unpaid Principal Balance based on a year of 365 days and actual days elapsed per calendar month, and shall be calculated based on a year of 365 days.  The term “LIBOR Rate”, as used herein, shall mean the rate per annum identified in the money rates section of the Wall Street Journal (northeastern edition) to be the LIBOR rate, applicable to the respective LIBOR Rate Period which has been selected by Maker.  In the event that the Wall Street Journal is no longer published or ceases to publish the LIBOR Rate, then Payee shall select a comparable replacement daily financial publication of national circulation to determine the LIBOR Rate.  Maker shall deliver to Payee, no later than two (2) business days prior to the expiration of a LIBOR Rate Period, written notice pursuant to which Maker shall select the one (1) month or three (3) month LIBOR Rate Period to follow the existing LIBOR Rate Period.  Maker shall not be permitted to select a LIBOR Rate Period which extends beyond the Maturity Date.  In the event that Maker fails to select a LIBOR Rate Period prior to the expiration of an existing LIBOR Rate Period, then the succeeding LIBOR Rate Period shall be deemed to be the same LIBOR Rate Period as the expiring LIBOR Rate Period, unless such expiring LIBOR Rate period extends beyond the Maturity Date, in which case the succeeding LIBOR Rate period shall be the LIBOR Rate Period closest in duration to the expiring LIBOR Rate Period and which does not extend beyond the Maturity Date.  Interest shall accrue on the Principal Balance,  at the Interest Rate, from and including the day immediately following the last day of the prior LIBOR Rate Period and through and including the last day of the selected LIBOR Rate Period.

Notwithstanding any provision contained in this Note to the contrary, the Interest Rate shall not, at any time during the term of this Note, be less than four and three quarters percent (4.75%).  In the event that sum of the LIBOR Rate plus two and one quarter percent (2.25%) is less than four and three quarters percent (4.75%), then for so long as such sum is less than four and three quarters percent (4.75%), the Interest Rate shall be four and three quarters percent (4.75%) per annum.

B.            TERMS OF PAYMENT.

1.             Monthly Installments.         Maker shall pay to Payee six (6) consecutive monthly payments consisting of; (i) a fixed principal payment in the amount of Twenty Seven Thousand One and 98/100 Dollars ($27,001.98), plus (ii) interest at the Interest Rate accrued on the Principal Balance (hereinafter individually referred to as “Monthly Installment” and collectively referred to as the “Monthly Installments”), which Monthly Installments shall be due, payable and paid on January

1, 2005 and on the first day of each calendar month thereafter through and including May 1, 2005.

2.             Application of Payments.  All payments of Monthly Installments and any partial payment of any Monthly Installment shall be applied first to late fees and charges and any other charges due hereunder, then to interest and then to principal.  This Note is one of three (3) promissory notes made or to be made by Maker in connection with loans in the aggregate amount of $20,760,000 to be made by Payee.  Such promissory notes (other than this Note), as they may be renewed or extended, are herein referred to as the “Other Facility Notes”.  All payments under this Note shall be aggregated with payments under the Other Facility Notes and shall be applied proportionately to the obligations under this Note and the Other Facility Notes.

C.            MATURITY.  The entire Principal Balance, together with all accrued and unpaid interest thereon and any other unpaid sums, shall be due, payable and paid, without presentment or demand, on June 1, 2005 (referred to herein as the “Maturity Date”).

D.            DEFINITIONS.

1.             Principal Balance.  The term “Principal Balance”, as used herein, shall mean the outstanding principal amount of this Note and all other sums (excluding interest) required to be paid by Maker pursuant to the terms of this Note and the Mortgage (as that term is hereinafter defined).

2.             Date of Closing.  The term “Date of Closing”,  as used herein, shall mean December 23, 2004.

E.             TAX AND INSURANCE ESCROW.  Maker shall pay to Payee with each Monthly Installment, an amount equal to one-twelfth (1/ 12th) of the annual real estate taxes and assessments (if any) on the Mortgaged Property and an amount equal to one-twelfth (1/12th) of the annual insurance premiums, as estimated by Payee, to be held by Payee in a non-interest bearing account for payment of said taxes, assessments and insurance premiums.

F.             PLACE OF PAYMENT.  The Monthly Installments and all other sums due hereunder and under the Mortgage shall be payable at Sky Bank, P.O.  Box 40, East Liverpool, Ohio 43920, or at such other place as Payee, from time to time may designate to Maker in writing, delivered to Maker at the address set forth in the Mortgage for notices to Maker.

G.            PREPAYMENT.  Maker shall have the right to prepay the Principal Balance, in whole or in part, at any time during the term of this Note, without penalty or premium; provided, however, that any such prepayment is accompanied by payment of all interest accrued on the outstanding Principal Balance of this Note to the date of prepayment, and by payment of all other fees, costs and charges required to be paid by Maker to and for the benefit of Payee.

Payment of this Note is secured by the Building Loan Mortgage (as that term is defined in the Loan Assignment), which Building Loan Mortgage encumbers the Mortgaged Property (as that term is defined in the Building Loan Assignment).  In addition to the Building Loan Mortgage, payment of this Note is secured by: (i) a first security interest in all furniture, fixtures, machinery, appliances, equipment and other personal property of Maker used in the operation of the Mortgaged Property and Maker’s business conducted therein, as evidenced by the Financing Statements (as that term is defined in the Loan Assignment) and (ii) a first assignment of all leases and rents relating to or arising out of the Mortgaged Property, as evidenced by the Building Loan Assignment (as that term is defined in the Loan Assignment).

All of the agreements, conditions, covenants, provisions and stipulations contained in the Building Loan Mortgage, the Building Loan Assignment and the Financing Statements (collectively referred to herein as the “Loan Documents”) which are to be kept and performed by Maker are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

If any Monthly Installment or any other payment due hereunder shall not be paid, in immediately available and collectible funds, within ten (10) days of its due date, Maker shall pay to Payee a late charge of five cents ($.05) for each dollar of such amount so overdue.  It is further understood that the following defaults shall constitute events of default hereunder and are referred to herein as an “Event of Default” or “Events of Default”: (i) a default in the payment, in immediately available and collectible funds, of any Monthly Installment or any monetary sum due hereunder or under the Loan Documents and such default is not fully cured within ten (10) days from the date on which it shall fall due, (ii) a default in the performance of any of the non-monetary agreements, conditions, covenants, provisions or stipulations contained in this Note, or in the Loan Documents and such default is not cured within thirty (30) days after receipt of written notice thereof, or (iii) the occurrence of an Event of Default under the Other Facility Notes; provided, however, that if such default is not susceptible of being cured within thirty (30) days, such thirty (30) day period shall be extended for such additional time as Payee shall reasonably deem necessary for such cure, provided that Maker commences to cure such default during the original thirty (30) day period and diligently prosecutes the curing thereof.  Upon the occurrence of an Event of Default hereunder or under the Mortgage, Payee, at its option and without notice to Maker, may declare immediately due and payable the entire Principal Balance with interest accrued thereon at the Interest Rate to the date of such Event of Default and thereafter at a rate three percent (3%) per annum in excess of the Interest Rate and all other sums due by Maker hereunder or under the Loan Documents, anything herein or in the Loan Documents to the contrary notwithstanding; and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note or in the Loan Documents.  In such case, Payee may also recover all costs of suit and other expenses in connection therewith, together with reasonable attorney’s fees for collection, together with interest on any judgment obtained by Payee at a rate three percent (3%) per annum, in excess of the Interest Rate from and after the date of any Sheriffs sale until actual payment is made by the Sheriff to Payee of the full amount due Payee.

The remedies of Payee as provided herein, or in the Loan Documents, and the warrants contained herein or in the Mortgage shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

To the extent permitted under applicable law, Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, or of the Loan Documents, as well as all benefit that might accrue to Maker by virtue of any present or future laws exempting the Mortgaged Property, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property from attachment, levy, or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued thereon may be sold upon any such writ in whole or in part in any order desired by Payee.

Maker and all endorsers, sureties and guarantors hereby jointly and severally waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, unless specifically required herein or in the Loan Documents, and they agree that the liability of each of them shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.  Maker and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without substitution and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing.  A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

If any term or provision of this Note or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable as to the remainder of this Note, then the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

Notwithstanding anything to the contrary contained in this Note or in the Loan Documents, the effective rate of interest on the obligation evidenced by this Note shall not exceed the lawful maximum rate of interest permitted to be paid.  Without limiting the generality of the foregoing, if the interest charged under this Note results in an effective rate of interest higher than that lawfully permitted to be paid, then such charges shall be reduced by the sum sufficient to result in an effective rate of interest no greater than the maximum effective rate of interest permitted by law and any amount that would exceed the highest lawful rate already received and held by the Payee shall be applied to a reduction of principal (without premium or penalty) and not to the payment of interest.

Part of the consideration for the loan evidenced by this Note is that the loan (i) is and shall be deemed made under, governed by and construed and enforced in accordance with the internal law of the Commonwealth of Pennsylvania, except to the extent that the procedural laws of the State of New York shall apply to any action commenced by Payee in pursuit of its remedies hereunder or otherwise, as applicable, and (ii) is and shall be enforceable only in the State Courts of said Commonwealth with an action commenced in the Court of Common Pleas of Allegheny County, and/or in the Federal Courts of said Commonwealth with an action commenced in the United States District Court for the Western District of Pennsylvania, except to the extent that any action commenced by Payee in pursuit of its remedies hereunder or otherwise, shall be enforceable in the State Courts and/or Federal Courts of the State of New York, at Payee’s sole discretion.  Maker hereby waives any claim that Pittsburgh, Pennsylvania is an inconvenient forum and any claim that any action or proceeding arising out of or relating to this Note and commenced in the aforesaid Courts lacks proper venue.

Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the words “Payee” and “Maker” shall be deemed to include the respective successors and assigns of Payee and Maker.

The captions preceding the text of the paragraphs or subparagraphs of this Note are inserted only for convenience of reference and shall not constitute a part of this Note, nor shall they in any way affect its meaning, construction or effect.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Note has been duly signed and delivered by the undersigned at the place and as of the day and year first above written.

INLAND WESTERN CORAM PLAZA, L.L.C., a Delaware limited liability company

WITNESS:	By:	INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation and its sole member

[ILLEGIBLE]		By:	/s/ Valerie Medina
		Name:	Valerie Medina
		Title:	Asst. Secretary

STATE OF ILLINOIS	)
) SS:
COUNTY OF DUPAGE	)

On this 21st day of December, A.D., 2004, before me, a Notary Public in and for said State, the undersigned officer, personally appeared Valerie Medina, the Asst. Secretary of INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation and the sole member of INLAND WESTERN CORAM PLAZA, L.L.C., a Delaware limited liability company, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged that he as such officer, being authorized to do so, executed the foregoing instrument as the Asst. Secretary of INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., in its capacity as the sole member of INLAND WESTERN CORAM PLAZA, L.L.C., for the purposes therein contained, and that by his signature on the instrument, INLAND WESTERN CORAM PLAZA, L.L.C. executed the instrument.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Elizabeth Ann Irving
Notary Public

MY COMMISSION EXPIRES:	OFFICIAL SEAL ELIZABETH ANN IRVING NOTARY PUBLIC, STATE OF ILLINOIS MY COMMISSION EXPIRES 11-14-2008